SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1169	34-0577130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St. N.W.,

North Canton, Ohio 44720-5450

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (330) 438-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Timken Company Senior Executive Management Performance Plan, as amended and restated as of February 13, 2015 (the “SEMPP”), was approved by the shareholders of The Timken Company (the “Company”) and became effective at its 2015 Annual Meeting of Shareholders held on May 7, 2015 (the “Annual Meeting”). The SEMPP provides annual cash incentive compensation to the Company’s Chief Executive Officer and other designated executive officers of the Company under a plan that provides flexibility to potentially preserve the tax deductibility of annual cash incentive awards paid to eligible executive officers under Section 162(m) of the Internal Revenue Code. The SEMPP increases the maximum limit on the amount of incentive awards that may be granted to a participant under the SEMPP during any year from $4,000,000 to $6,000,000 and includes an extension of the term of the SEMPP for an additional five years, until the first annual meeting of shareholders in 2020. The SEMPP was previously filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2015 (the “2015 Proxy Statement”), and is incorporated herein by reference.

The Timken Company 2011 Long-Term Incentive Plan, as amended and restated as of February 13, 2015 (the “LTIP”), was approved by the shareholders of the Company and became effective on May 7, 2015 at the Annual Meeting. The LTIP authorizes an additional 6,000,000 of the Company’s common shares for issuance, allowing the issuance of up to 13,000,000 of the Company common shares in the aggregate in connection with the granting of equity-based compensation to the Company’s executive officers, other key employees and non-employee directors in the form of option rights, appreciation rights, restricted shares, restricted stock units, deferred shares, performance shares, performance units and common shares. The LTIP provides flexibility to potentially grant performance-based awards under the LTIP that may be fully deductible under Section 162(m) of the Internal Revenue Code. The LTIP was previously filed as Appendix B to the 2015 Proxy Statement and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders of the Company:

(1) elected the eleven Directors set forth below to serve for a term of one year expiring at the annual meeting in 2016 (or until their respective successors are elected and qualified);

NOMINEES	FOR	WITHHOLD	BROKER NON-VOTES
Maria A. Crowe	73,478,486	379,052	6,260,745
Richard G. Kyle	72,765,500	1,092,038	6,260,745
John A. Luke, Jr.	71,399,717	2,457,821	6,260,745
Christopher L. Mapes	73,484,148	373,390	6,260,745
Ajita G. Rajendra	72,398,857	1,458,681	6,260,745
Joseph W. Ralston	71,770,604	2,086,934	6,260,745
John P. Reilly	73,457,834	399,704	6,260,745
Frank C. Sullivan	72,717,969	1,139,569	6,260,745
John M. Timken, Jr.	72,719,949	1,137,589	6,260,745
Ward J. Timken, Jr.	72,561,996	1,295,542	6,260,745
Jacqueline F. Woods	72,349,095	1,508,443	6,260,745

(2) ratified the appointment of Ernst & Young LLP as its independent auditor for the year ending December 31, 2015;

FOR	AGAINST	ABSTAIN
78,213,918	1,416,716	487,649

(3) approved, on an advisory basis, the resolution set forth below regarding named executive officer compensation;

RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion & Analysis, the compensation tables and any related material disclosed in the 2015 Proxy Statement, is hereby APPROVED.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
68,970,631	4,545,624	341,274	6,260,754

(4) approved the SEMPP;

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
71,233,015	2,178,879	445,633	6,260,756

(5) approved the LTIP; and

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
68,114,950	5,370,999	371,581	6,260,753

(6) approved a shareholder proposal asking our Board of Directors to take the steps necessary to give holders in the aggregate of 25% of our outstanding common shares the power to call a special meeting of shareholders.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
51,498,380	21,881,677	477,469	6,260,757

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

Date:	May 8, 2015	By:	/s/ William R. Burkhart
William R. Burkhart
Executive Vice President, General Counsel and Secretary

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